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                                                                    EXHIBIT 23.3
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated August 7, 1996 except for Note 4, as to which the date is October 25, 1996, and Note 14, as to which the date is November 4, 1996 included in the Synbiotics Corporation Report on Form 8-K, on our audits of the financial statements and financial statement schedules of International Canine Genetics, Inc. as of June 30, 1995 and 1996, and for the three years in the period ended June 30, 1996, filed with the Securities and Exchange Commission on November 25, 1996 and our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated August 7, 1996 appearing in the registration statement on Form S-4 (SEC File No. 333-10343) of Synbiotics Corporation, on our audits of the financial statements of International Canine Genetics, Inc. as of June 30, 1995 and 1996, and for the three years in the period ended June 30, 1996, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.




COOPERS & LYBRAND L.L.P.
2400 Eleven Penn Center
Philadelphia, PA 19103
December 19, 1996